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                                                                      Exhibit 21
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                              LIST OF SUBSIDIARIES




The Registrant has two subsidiaries:

1. Cayuga Bank, a trust company organized under and governed by the laws of the State of New York.

2. The Homestead Savings (FA), a federally chartered stock form savings association with offices in New York State, under the jurisdiction of the Office of Thrift Supervision.